QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 26, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE NAVIGATORS GROUP, INC.
(exact name of registrant as specified in its charter)

Delaware	13-3138397
(state or other jurisdiction of	(I.R.S employer
incorporation or organization)	identification number)

One Penn Plaza
New York, New York 10119
(address of principal executive offices)

The Navigators Group, Inc. 2002 Stock Incentive Plan
(full title of the plan or agreement)

Copies to:

Bradley D. Wiley Senior Vice President, Chief Financial Officer and Secretary The Navigators Group, Inc. One Penn Plaza New York, New York 10119 (212) 244-2333	Marc M. Tract, Esq. Katten Muchin Zavis Rosenman 575 Madison Avenue New York, New York 10022 (212) 940-8800

(name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.10 per share	1,000,000	$24.54	$24,540,000	$2,258

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issued pursuant to the 2002 Stock Incentive Plan listed above as the result of any future stock split, stock dividend or similar adjustment of the Common Stock.
(2)
Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 23, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Part II, Item 3, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The Navigators Group, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

          a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 29, 2002;

          b. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002; and

          c. The information in respect of the Company's common stock, par value $.10 per share, under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form S-1 (Registration No. 33-5667) filed with the Commission on May 13, 1986, as amended.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Marc M. Tract, a partner of Katten Muchin Zavis Rosenman, New York, New York, which serves as counsel to the Company, is a director of the Company and is the owner of 5,699 shares of the Company's common stock. Mr. Tract may be deemed to have beneficial ownership over 1,002,526 shares of the Company's common stock, as trustee under certain instruments of trust for the benefit of Terence N. Deeks' children and grandchildren. Mr. Deeks is the Company's Chairman and Chief Executive Officer.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's bests interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed, action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or enterprise or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145 of the DGCL also provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

        Article Seventh of the Company's Restated Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons who it may indemnify to the fullest extent allowable under the DGCL.

        Article V, Section 10 of the Company's Bylaws provides that the Company shall indemnify any person who is a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Company or of any company which he served as such at the Company's request, against reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with the defense of such action, suit, or proceeding, or in connection with the appeal thereof, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

        The Company's Bylaws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under law.

        In addition, the Company maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

Exhibit No.		Description
4.1	*	Restated Certificate of Incorporation of The Navigators Group, Inc.
4.2	*	Certificate of Amendment to the Certificate of Incorporation of The Navigators Group, Inc.
4.3		Bylaws of The Navigators Group, Inc. (Incorporated by reference to Exhibit 3.3 of The Navigators Group, Inc.'s Registration Statement on Form S-1 filed on May 13, 1986 (Registration No. 33-5667)).
4.4
Specimen of Common Stock certificate, par value $.10 per share, of The Navigators Group, Inc. (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Navigators' Form S-1 filed on June 17, 1986 (Registration No. 33-5667)).
5	*	Opinion of Katten Muchin Zavis Rosenman.
23.1	*	Independent Auditor's Consent.
23.2	*	Consent of Katten Muchin Zavis Rosenman (Included in Exhibit 5 above).
24	*	Powers of Attorney (Included on page II-6).
99
The Navigators Group, Inc. 2002 Stock Incentive Plan effective May 30, 2002 (Incorporated by reference to The Navigators Group, Inc.'s Proxy Statement relating to the 2002 Annual Meeting of Stockholders).

*
Filed herewith

ITEM 9. UNDERTAKINGS

        1. The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of July, 2002.

THE NAVIGATORS GROUP, INC.
By:	/s/ BRADLEY D. WILEY Bradley D. Wiley Senior Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stanley A. Galanski and Bradley D. Wiley, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 relating to the securities offered pursuant hereto and to file the same, together will all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary or advisable, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ TERENCE N. DEEKS Terence N. Deeks	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 23, 2002
/s/ STANLEY A. GALANSKI Stanley A. Galanski	Director, President and Chief Operating Officer	July 23, 2002
/s/ BRADLEY D. WILEY Bradley D. Wiley	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	July 23, 2002
/s/ SALVATORE A. MARGARELLA Salvatore A. Margarella	Vice President and Treasurer (Principal Accounting Officer)	July 23, 2002
/s/ ROBERT M. DEMICHELE Robert M. DeMichele	Director	July 23, 2002
/s/ ROBERT W. EAGER, JR. Robert W. Eager, Jr.	Director	July 23, 2002
/s/ LEANDRO S. GALBAN, JR. Leandro S. Galban, Jr.	Director	July 23, 2002
/s/ MARC M. TRACT Marc M. Tract	Director	July 23, 2002
/s/ GEORGE T. VAN GILDER George T. Van Gilder	Director	July 23, 2002
/s/ ROBERT F. WRIGHT Robert F. Wright	Director	July 23, 2002

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Restated Certificate of Incorporation of The Navigators Group, Inc.
4.2*	Certificate of Amendment to the Certificate of Incorporation of The Navigators Group, Inc.
4.3	Bylaws of The Navigators Group, Inc. (Incorporated by reference to Exhibit 3.3 of The Navigators Group, Inc.'s Registration Statement on Form S-1 filed on May 13, 1986 (Registration No. 33-5667)).
4.4
Specimen of Common Stock certificate, par value $.10 per share, of The Navigators Group, Inc. (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Navigators' Form S-1 filed on June 17, 1986 (Registration No. 33-5667)).
5 *	Opinion of Katten Muchin Zavis Rosenman.
23.1*	Independent Auditor's Consent.
23.2*	Consent of Katten Muchin Zavis Rosenman (Included in Exhibit 5 above).
24 *	Powers of Attorney (Included on page II-6).
99
The Navigators Group, Inc. 2002 Stock Incentive Plan effective May 30, 2002 (Incorporated by reference to The Navigators Group, Inc.'s Proxy Statement relating to the 2002 Annual Meeting of Stockholders).

*
Filed herewith

QuickLinks

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX